EXHIBIT 10.10

INCENTIVE STOCK OPTION AGREEMENT

TO PURCHASE SHARES OF COMMON STOCK UNDER THE

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

2013 EQUITY INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:

Grant Date:

Expiration Date:

Pursuant to the Harvard Apparatus Regenerative Technology, Inc. 2013 Equity Incentive Plan, as amended through the date hereof (the “Plan”), Harvard Apparatus Regenerative Technology, Inc., (the “Company”), hereby grants to the Optionee named above, an option (the “Option”) to purchase on or prior to the Expiration Date specified above, all or part of the number of shares of Common Stock, par value $.01 per share (the “Stock” or the “Shares”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Option is intended to be an Incentive Stock Option granted under the Plan.

1.        Vesting Schedule. No portion of this Option may be exercised until such portion shall have vested. Except as set forth below and subject to the terms and conditions set forth below, this Option shall be vested and exercisable with respect to the following number of Shares on the dates indicated:

Cumulative
Number of
Shares Exercisable	Vesting Date

__________	__________

__________	__________

__________	__________

__________	__________

Once vested, this Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.       Manner of Exercise. The Optionee may exercise the Option only in the following manner: from time to time on or prior to the Expiration Date, the Optionee may give written notice to the Company of any election to purchase some or all of the vested Shares purchasable at the time of such notice. Said notice shall specify the number of vested Shares to be purchased and shall be accompanied by payment therefor by one or more of the following methods:

(1) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(2) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that have been beneficially owned by the Optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

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(3) By the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

Certificates for the shares of Stock purchased upon exercise of this Option shall be issued and delivered to the Optionee upon compliance, to the satisfaction of the Administrator, with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Option unless and until this Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

The minimum number of shares with respect to which this Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Option is being exercised is the total number of shares subject to exercise under this Option at the time.

3.      Termination of Employment or Death of Optionee. The Option, as to any Shares not theretofore purchased, shall terminate on the earlier of the Expiration Date or 30 days after the Optionee is no longer employed by the Company or a Subsidiary (as defined in the Plan); provided, however, that if such termination of employment results from (i) the Optionee’s death or disability, the Option may be exercised as to vested Shares as of the date of such termination of employment within three (3) months thereafter (but in no event later than the Expiration Date) by the Optionee’s executors, administrators, personal representatives, or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, but only to the extent that the Optionee was entitled to exercise the Option at the time of such termination of Optionee’s employment or (ii) the Optionee’s termination for Cause (as defined below), the Option (as to all vested and unvested Shares) shall immediately terminate and be of no further force or effect. Following the termination of the Optionee’s employment and prior to the termination of the Option, unless otherwise determined by the Administrator, the Option may only be exercised as to vested Shares as of the date of the termination of the Optionee’s employment. The Option does not confer upon the Optionee any right with respect to continuation of employment by the Company, nor shall it interfere with any right of the Company to terminate such employment at any time or any employee’s “employee-at-will” status.

“Cause” as such term relates to the termination of any person means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person’s duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, which has not been corrected by such person within 30 days after written notice from the Company of any such act or omission, (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board, which has not been corrected by such person within 30 days after written notice from the Company of such failure, or (v) material breach by such person of his noncompetition agreement with the Company, if any.

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4.       Shares. The Shares that are the subject of the Option are shares of the Common Stock, $.01 par value, of the Company as constituted on the date of the Option, subject to adjustment as provided in Section 3 of the Plan.

5.       Effect of Certain Transactions. If (i) the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, (ii) one or more corporations are merged into the Company which continues as the surviving corporation and the stockholders of the Company immediately prior to the transaction own less than a majority of its outstanding Common Stock immediately after the transaction, or shares of Common Stock of the Company are converted into cash, securities or property other than shares of Common Stock of the Company, or (iii) the Company is liquidated, dissolved, or sells or otherwise disposes of all or substantially all of its assets to another entity while any portion of the Option remains unexercised and unexpired, then in any of such transactions the Board may, in its sole discretion, take one or more of the following actions:

(a)       The Compensation Committee of the Board (the “Committee”) may cancel the Option as of the effective date of any such transaction, provided that notice of such cancellation shall be given to the Optionee at least 15 days prior to the effective date of such transaction, and the Optionee shall have the right to exercise so much of the Option as is exercisable during said 15-day period, including Options which become exercisable due to acceleration of vesting, if any, by the Board;

(b)       The Committee may (i) cancel the Option as to unvested Shares as of the effective date of the transaction and (ii) provide for the repurchase of unexercised Options as to vested Shares as of the effective date of such transaction by the Company on the effective date of such transaction for the same cash, securities or other property received with respect to each outstanding Share in the transaction by the stockholders of the Company, less the exercise price of the Option;

(c)       The Committee may provide for the voluntary exchange of the Option on the effective date of such transaction for an option or other rights granted by a successor corporation on terms reasonably acceptable to the Optionee; or

(d)      The Committee may provide that after the effective date of such transaction, the Optionee shall be entitled upon exercise of the Option as to any vested Shares to receive in lieu of each Share purchasable under the Option the same cash, securities or other property received with respect each outstanding Share in the transaction by the stockholders of the Company.

Upon the consummation of a Sale Event (as defined in the Plan) or occurrence of a Change of Control (as defined in the Plan), in either case, following the grant date of the Option, the Option shall become fully vested and exercisable with respect to all of the Shares as of the effective time of the Sale Event or the occurrence of the Change of Control, respectively.

6.      Status of the Option. This Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. To the extent any portion of this Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Shares within the one year period beginning on the date after the transfer of such shares to him or her, or within the two year period beginning on the day after the grant of this Option, he or she will so notify the Company within 30 days after such disposition.

7.      Transferability.  This Option is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

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8.      Miscellaneous. Notices hereunder shall be mailed or delivered to the Company’s principal place of business, 84 October Hill Road, Holliston, MA 01746 and shall be mailed or delivered to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

9.      Incorporation of Plan. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in the Plan. Capitalized terms in this Option shall have the meaning specified in the Plan, unless a different meaning is specified herein. In the case of any conflict between the terms of this Option and the Plan, the provisions of the Plan shall control.

HARVARD APPARATUS
REGENERATIVE TECHNOLOGY, INC.

By:
Name:
Title:

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The foregoing Option is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Optionee’s Signature

Optionee’s name and address:

Social Security Number

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